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                                                                    EXHIBIT 21.1

                    LIST OF SUBSIDIARIES OF THE REGISTRANT



      Name of Subsidiary                      Jurisdiction of Incorporation
      ------------------                      -----------------------------

      ViewStar U.K., Limited                            England
          ViewStar SARL                                  France